UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39655 Eureka Drive, Newark, California		94560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

3929 Point Eden Way, Hayward, California

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ARDMQ	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As described in the Form 8-K filed by Aradigm Corporation (the “Company”) on April 30, 2020, the Bankruptcy Court entered an order (i) conditionally approving the disclosure statement for the Combined Chapter 11 Plan and Disclosure Statement (the “Combined Plan”) filed by Aradigm Corporation (the “Company”); (ii) directing the Company to distribute the Combined Plan to creditors and shareholders for voting; and (iii) fixing April 24, 2020 as the record date for shareholders and creditors to vote.

As described in the Forms 8-K filed by the Company on April 3, 2020 and on April 13, 2020, the Company sold its assets and intellectual property that pertain to Lipoquin, Free Ciprofloxacin, Apulmiq and any derivatives thereof to Grifols S.A. for cash, the right to receive milestone payments on the occurrence of certain events and the right to receive royalty payments based on future sales of the product. The Combined Plan provides that on the Effective Date of the Combined Plan these assets (less amounts paid for certain expenses), as well as the Company’s other assets, will be contributed to a liquidating trust for the benefit of the Company’s creditors and shareholders. The Company’s stock will be cancelled and creditors and shareholders will receive a pro rata interest in the liquidating trust. The liquidating trust will satisfy the claims of the Company’s priority creditors and will collect any milestone payments and royalty payments that are earned and distribute the proceeds to the Company’s creditors. After creditors are paid in full with interest, the liquidating trust will distribute any remaining proceeds that are received to the Company’s shareholders.

The deadline for creditors and shareholders to return their ballots voting on the Combined Plan was June 1, 2020. All classes of creditors and the requisite majority of shareholders voted to accept the Combined Plan.

The Combined Plan is subject to the approval of the Bankruptcy Court. The Bankruptcy Court has scheduled a hearing for June 10, 2020 to consider whether to confirm the Combined Plan as provided in 11 U.S.C. § 1129. Aradigm anticipates that the Bankruptcy Court is likely to confirm the Combined Plan, that the Effective Date of the Combined Plan will be June 26, 2020, and that the cancellation of the Company’s stock will occur on the Effective Date after market close.

The Combined Plan is on file with the Bankruptcy Court. This description of the Combined Plan is qualified in its entirety by the terms of the Combined Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: June 4, 2020	By:	/s/ John M. Siebert
Name: John M. Siebert
Title: Acting Principal Executive Officer